SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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                     MICRO-HYDRO POWER, INC.
         (Name of Registrant as Specified in its Charter)

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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  N/A.

4)    Proposed maximum aggregate value of transaction:  N/A.

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[ ]   Fee paid previously with preliminary materials.

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                     MICRO-HYDRO POWER, INC.

                      6510 South Acres
                    Houston, Texas 77048
                       (713) 991-6262

                      INFORMATION STATEMENT

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                  REQUESTED NOT TO SEND A PROXY



                         INTRODUCTION

          This Information Statement is being furnished to stockholders in connection with resolutions providing for amendments to the Articles of Incorporation as follows, to-wit:

               1. Effect a reverse split of its outstanding voting securities on a basis of one for two, while retaining the current authorized capital and par value, with appropriate adjustments in the stated capital accounts and capital surplus accounts, with all fractional shares being rounded up to the nearest whole share;

               2. That all shares required for rounding be issued by the Company;

               3.   Change the name of the Company to "The Kingsley Coach,
                    Inc."

          These resolutions were unanimously adopted by the Board of Directors and two majority stockholders in accordance with Sections 141 and 228, respectively, of the Delaware General Corporation Law (the "Delaware Law").
See the caption "Voting Securities and Principal Holders Thereof."   These two
persons collectively owned in excess of the required majority of the outstanding voting securities of the Company necessary for the adoption of these amendments.



       APPROXIMATE DATE OF MAILING: December 31, 1998.

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          The resolutions adopted by these persons provide for the name
change and reverse split.   The name change and reverse split will become
effective on the opening of business on the twenty first day following the mailing of this Information Statement to the Company's stockholders; and any executive officer, as required by the Delaware Law, is entitled to execute and file the Articles of Amendment with the Secretary of the State of the State of Delaware and such other agencies or entities as may be deemed required or necessary.

          These amendments are the only matters covered by this Information Statement.

           Section 242(b) of the Delaware Law provides that every amendment to the Certificate of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 141 and 228, respectively provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent. See the caption "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

          The directors, executive officers and majority stockholders who adopted the resolutions to amend the Articles of Incorporation to change the name of the Company and to effect the reverse split outlined above collectively own approximately 61% of the outstanding voting securities of the Company. See the caption "Voting Securities and Principal Holders Thereof," herein.


     INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to change the name and effect the reverse split of the Company's outstanding voting securities or in any action covered by the related resolutions adopted by the Board of Directors and the two majority stockholders, which is not shared by all other stockholders.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
-----------------

          The securities that would have been entitled to vote if a meeting was required to be held consist of shares of $0.00001 par value common stock of the Company. Each share of common stock is entitled to one vote. The number of outstanding shares of common stock at the close of business on the date hereof, the record date for determining stockholders who would have been entitled to notice of and to vote on the amendments to the Company's Articles of Incorporation, was 10,050,010.

Security Ownership of Principal Holders and Management.
------------------------------------------------------

          To the knowledge of management and based upon a review of the stock ledger maintained by its transfer and registrar agent, the following table sets forth the beneficial ownership of persons who own more than five percent of the Company's common stock as of the date hereof, and the shareholdings of management, to-wit:

                             Positions            Number and Percentage
Name and Address               Held               of Shares Beneficially Owned
----------------               ----               ----------------------------

Ralph Dickenson               Director, CEO and        3,062,500 - 30.5%
6510 South Acres              President
Houston, Texas 77048

Verdo Lancaster               Director and Vice        3,062,500 - 30.5%
33236 Walker Road North       President
Walker, Louisiana 70785

Richard Duston                Director and Secretary/    875,000 -  8.7%
904 College Street            Treasurer
Columbus, Mississippi 39701

Catherine Dickenson           Director                        - 0 -
6510 South Acres
Houston, Texas 77048

James Whitehead               Director                        - 0 -
3576 South Eufala Avenue
Eufala, Alabama 36072

Southeast Financial           Stockholder              1,970,000  - 19.5%
Consulting, Inc. *
129 Blue Heron Drive
Lenoir City, Tennessee 37772

     * This entity is controlled by Russell A. Ratliff, who is a non-voting member of the Company's Board of Directors.

Contractual Arrangements Regarding Changes in Control.
-----------------------------------------------------

          On December 18, 1998, the Company completed an Agreement and Plan of Reorganization (the "Plan")with The Kingsley Coach, L.L.C., a Louisiana limited liability company ("Kingsley Louisiana"), whereby the Company acquired certain assets and liabilities of Kingsley Louisiana. Under the Plan, the equity owners of Kingsley Louisiana (the "Kingsley Owners") became the controlling stockholders of the Company in a transaction viewed as a reverse acquisition. The Plan was treated as a recapitalization of the Company for accounting purposes.

Changes in Control Since the Beginning of the Last Fiscal Year.
--------------------------------------------------------------

          The Plan was adopted, ratified and approved by unanimous consent of the Board of Directors of the Company on December 18, 1998.

          The former principal stockholder of the Company and its percentage of ownership of the outstanding voting securities of the Company prior to the completion of the Plan was: Jenson Services, Inc., a Utah corporation, which owned 145,037 shares of the Company (48.3%). The Company's directors and executive officers prior to the completion of the Plan were: Quinton N. Hamilton (President and Director); Thomas J. Howells (Vice President and Director); and Kathleen L. Morrison (Secretary/Treasurer and Director). Non of these persons owned any of the Company's securities prior to the Plan's completion.

          The source of the consideration used by the Kingsley Owners to acquire their respective interests in the Company was the exchange of certain assets and liabilities of Kingsley Louisiana pursuant to the Plan.

          The basis of the "control" by the Kingsley Owners is stock ownership.

         For further information, see the 8-K Current Report of the Company dated November 8, 1998, as filed with the Securities and Exchange Commission (the "Commission") on November 9, 1998, and amended and filed with the Commission on December 21, 1998, both of which are incorporated herein by
reference.   These Reports, and other Reports of the Company, may be reviewed on the Internet at www.sec.gov in the EDGAR Archives.

             AMENDMENT TO THE ARTICLES OF INCORPORATION
                  AND VOTE REQUIRED FOR APPROVAL

          On December 18, 1998, the Company completed an Agreement and Plan of Reorganization (the "Plan")with The Kingsley Coach, L.L.C., a Louisiana limited liability company ("Kingsley Louisiana"), whereby the Company acquired certain assets and liabilities of Kingsley Louisiana. The Company wishes to change its name to more accurately reflect its operations, which are those of Kingsley Louisiana. Currently, approximately one-third of the Company's authorized shares are issued and outstanding, and the reverse split would give the Company additional shares which could be issued in connection with any capital raising activities that the Company may undertake in the future.

           Section 242(b)of the Delaware Law provides that every amendment to the Certificate of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 141 and 228, respectively provide that the Board of Directors, by unanimous written consent, and persons owning the required majority to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

            Resolutions to change the name of the Company and to effect the reverse split outlined above were unanimously adopted by the Board of Directors and two stockholders who own a majority of the outstanding voting securities of the Company, by written consent in accordance with Sections 141 and 228, respectively, of the Delaware Law. These persons collectively owned in excess of the required majority of the outstanding voting securities of the Company necessary for the adoption of the amendments. See the caption "Voting Securities and Principal Holders Thereof," herein.

          The effective date of the name change and reverse split will be January 20, 1999.

TWO MAJORITY STOCKHOLDERS OF THE COMPANY WHO HAVE CONSENTED TO THE CHANGE OF THE COMPANY'S NAME AND THE REVERSE SPLIT OWN SUFFICIENT VOTING SECURITIES OF THE COMPANY TO ADOPT THESE AMENDMENTS TO THE ARTICLES OF INCORPORATION OF THE COMPANY AND HAVE DONE SO, TO BE EFFECTIVE ON JANUARY 20, 1999; NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                   TRANSFER OF STOCK CERTIFICATES

          On or after January 20, 1999, stockholders may forward their stock certificates to American Registrar & Transfer Company, Inc., P. O. Box 1798, Salt Lake City, Utah 84110, Telephone (801) 363-9065, together with $15 for each stock certificate requested to be issued or transferred for new stock certificates bearing the new name of the Company, reflecting the reverse split and its new Cusip Number. If stock certificates are being transferred into the same name, no signature is required; if being transferred to a new name, the stock certificate submitted must be signed and the signature must be guaranteed by a "Medallion Member" bank or broker dealer. A stock power similarly signed and guaranteed will also be acceptable.

                              BY ORDER OF THE BOARD OF DIRECTORS



December 21, 1998             Ralph Dickenson
                              President, CEO and Director